Exhibit 23

                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


September 8, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re: MidNet, Inc.
    (formerly Tugboat International, Inc.)

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our restated report of July 1, 2004, on the restated audited financial statements of MidNet, Inc. (formerly Tugboat International, Inc.) (A Development Stage Company), as of December 31, 2003, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Sincerely,


/s/ Armando C. Ibarra, CPA-APC
--------------------------------
Armando C. Ibarra, CPA-APC


                      371 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465